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                                                                     EXHIBIT NO.
                                                                     -----------
                                                                         3(ii).1

                              Andover Bancorp, Inc.

                             Secretary's Certificate

                              Amendment to By-laws

On January 26, 1999, at a duly called and held meeting of the Board of Directors of Andover Bancorp, Inc. (the "Company"), the Board adopted the following amendment to the Company's By-laws:

     To delete Article I, Section 7 of the Company's By-laws in its entirety and replace it with the following:

          "SECTION 7. VOTING AND PROXIES. (a) Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation, unless otherwise provided by law or by the Certificate of Incorporation. Stockholders may vote either in person or by proxy as provided in the following subsection
          (b), but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed or transmitted by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed or transmitted by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger

          (b) Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy pursuant to subsection (a) of this Section 7, a stockholder may:

               (i) execute a writing authorizing another person or persons to act for him as proxy which may be accomplished by the stockholder or his authorized agent signing such writing or causing his signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or

               (ii) authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was



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               authorized by the stockholder, if it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

          (c) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (b) of this Section 7 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission."

IN WITNESS WHEREOF, the undersigned has signed this certificate as of May 4, 2001.

                                                       ANDOVER BANCORP, INC.

                                                       /s/ Cynthia J. Milne
                                                       -------------------------
                                                       Name:  Cynthia J. Milne
                                                       Title: Secretary


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